Exhibit 99.1

November 19, 2020

Liberty Media Corporation Launching Corporate-Sponsored SPAC: Liberty Media Acquisition Corporation

On November 19, 2020, Liberty Media Acquisition Corporation (“LMAC”), a newly formed special purpose acquisition company and an indirect wholly-owned subsidiary of Liberty Media Corporation (“Liberty”), filed a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) in connection with a proposed initial public offering of its units. LMAC intends to search for a target in the media, digital media, music, entertainment, communications, telecommunications and technology industries.

The proposed public offering is expected to have a base offering size of $500 million, or up to $575 million if the underwriters’ over-allotment option is exercised in full. Under the terms of the proposed public offering, Liberty, through a wholly owned subsidiary (the “Sponsor”), would own 20% of LMAC’s issued and outstanding common stock upon the consummation of the offering and the Sponsor expects to commit to acquire $250 million of forward purchase units (each consisting of one share of LMAC’s Series B common stock and one-fourth of one warrant to purchase one share of LMAC’s Series A common stock) pursuant to a forward purchase agreement that will close substantially concurrently with the consummation of LMAC’s initial business combination. Liberty’s ownership interest in LMAC will consist primarily of Series B common stock following the consummation of LMAC’s initial business combination, and is initially being attributed to Liberty’s Formula One Group tracking stock.

LMAC will be managed by Liberty’s current management team. Liberty operates and owns interests in a broad range of media, communications and entertainment businesses.

LMAC expects to apply to list the units to be issued in the public offering with The Nasdaq Stock Market to trade under the ticker symbol “LMACU.” Each such unit will consist of one share of LMAC’s Series A common stock and one-fourth of one warrant to purchase one share of LMAC’s Series A common stock, which, once separated, are expected to trade under the ticker symbols “LMACA” and “LMACW,” respectively.

Citigroup, Morgan Stanley, Credit Suisse and Goldman Sachs & Co. LLC are acting as joint book-running managers for the proposed offering. When available, copies of the prospectus related to the proposed initial offering by LMAC may be obtained for free by visiting Edgar on the SEC's website at www.sec.gov or from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (800) 831-9146, Morgan Stanley & Co. LLC, Attn: Prospectus Department, 180 Varick Street, Second Floor, New York, NY 10014, Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, Telephone: 1-800-221-1037, Email: usa.prospectus@credit-suisse.com or Goldman, Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Prospectus Department, by calling (866) 471-2526 or by emailing prospectus-ny@ny.email.gs.com.

The Registration Statement relating to the securities of LMAC has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the proposed initial public offering of LMAC, including the terms thereof and the use of proceeds therefrom, the forward purchase agreement and the listing of LMAC’s securities with The Nasdaq Stock Market. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward-looking statements speak only as of the date of this press release, and Liberty and LMAC each expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the expectations of Liberty and LMAC with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the Registration Statement and the publicly filed documents of Liberty, including Liberty’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, for risks and uncertainties related to the respective business of LMAC and Liberty which may affect the statements made in this press release.

Liberty Media Corporation

Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation